                            JPMORGAN CHASE BANK, N.A.
                                 270 Park Avenue
                            New York, New York 10017

                          J. P. MORGAN SECURITIES INC.
                                 270 Park Avenue
                            New York, New York 10017

                                                                  April 17, 2007

Debra Rubano, Esq.
Morgan Stanley
Legal and Compliance
1221 Ave of the Americas
Floor 05
New York, NY 10020

     Re:  Fee Letter for Morgan Stanley Emerging Markets Domestic Debt Fund,
          Inc. up to $200,000,000 Credit Facility
          ------------------------------------------------------------------

Ladies and Gentlemen:

          Reference is made to the Engagement Letter (the "Engagement Letter"), dated the date hereof, among the undersigned registered investment company,
Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. (the "Fund" or
"Borrower"), which is executing this letter agreement on behalf of itself as
Borrower, J. P. Morgan Securities Inc. ("JPMorgan") and JPMorgan Chase Bank,
N.A. ("JPMorgan Chase"). Capitalized terms used herein have the meanings assigned to them in the Engagement Letter (including the Schedules and Exhibits thereto).

          As consideration for the agreement of JPMorgan under the Engagement
Letter to arrange the Credit Facility, the Borrower agrees to pay to JPMorgan an arrangement fee, equal to $_____ on the date on which definitive documentation for the Credit Facility is executed and delivered by each of the parties thereto
(the "Closing Date").

          As consideration for JPMorgan Chase's services as Administrative Agent under the Credit Facility, the Borrower also agrees to pay to JPMorgan Chase, on the Closing Date and on each anniversary thereof should the Credit Facility be extended (as to which extension no agreement has been made or discussed), an administrative agency fee of $_____.

          The legal fees to be charged by JPMorgan Chase's counsel in connection with documenting the Engagement Letter, the term sheet attached thereto, this fee letter, the Credit Agreement (or renewal document) entered into in connection therewith, and the closing of the transaction contemplated thereby shall be charged at such counsel's regular hourly rates, provided that such fees shall not exceed $70,000 plus disbursements, absent unforeseen circumstances.

          All fees payable hereunder and under the Engagement Letter shall be paid in immediately available funds on the Closing Date, and with respect to the administrative agency fee for any extension term, at the commencement of such term, and, once paid, shall be deemed to be fully earned, and shall not be refundable or rebatable.

          It is understood and agreed that this letter agreement shall not constitute or give rise to any obligation to provide financing; such obligation shall arise only to the extent provided in the Engagement Letter if accepted in accordance with its terms.

          This letter agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without regard to its choice of law rules.

          This letter agreement supersedes and replaces any previous fee letter delivered to you by JPMorgan Chase and JPMorgan.

          You agree that this letter agreement and its contents are subject to the confidentiality provisions of the Engagement Letter.

          Please confirm that the foregoing is our mutual understanding by signing and returning to JPMorgan Chase one executed original of this letter agreement.

                                        Very truly yours,

                                        JPMORGAN CHASE BANK, N.A.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        J. P. MORGAN SECURITIES INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted and agreed to by:

Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.

By:
   ----------------------------------
Name:
Title: